Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2006, accompanying the consolidated financial statements in the Annual Report of ECC Capital Corporation on Form 10-K/A for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in this Registration Statement of ECC Capital Corporation and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Irvine, California

November 21, 2006